DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                      (In Thousands)

Fiscal Year Ended June 30,                                                1999                 1998           1997
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NUMERATOR:
Net Income                                                             $19,861              $13,098        $12,316
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DENOMINATOR:
Average shares outstanding utilized in the calculation of
   basic earnings per share                                             10,951               11,001         12,898
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Unvested shares of Recognition and Retention Plan                          372                  517             36
Common stock equivalents due to the dilutive effect of
   stock options                                                           528                  523             47
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Average shares outstanding utilized in the calculation of
   diluted earnings per share                                           11,851               12,041         12,981
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EARNINGS PER SHARE:
BASIC                                                                    $1.81                $1.19          $0.95
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DILUTED                                                                  $1.68                $1.09          $0.95
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